                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         August 5, 2008
                                                --------------------------------

                               ELECSYS CORPORATION
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             (Exact name of registrant as specified in its charter)

            KANSAS                        0-22760                48-1099142
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 (State or other jurisdiction           (Commission             (IRS Employer
       of incorporation)               File Number)          Identification No.)
                                                                                                                                                  6
      846 N. Mart-Way Court, Olathe, Kansas                         66061
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    (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code        (913) 647-0158
                                                  ------------------------------

                                 Not Applicable
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          (Former name or former address, if changed since last report)

Item 5.02  Departure of Directors or Certain  Officers;  Election of  Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     Elecsys Corporation (the "Company") announced today that Derek (Jay) Gillam has  been  appointed  the new  Vice-President  of  Business  Development  of the
Company's DCI subsidiary.

     The  Company has  entered  into a letter  agreement  with Mr.  Gillam,  the principle terms of which include:

     (i)  annual compensation consisting of a base salary of $105,000;

     (ii) a grant of 10,000 options to purchase the Company's common stock at an exercise  price equal to the  closing  market  price of the  Company's common  stock on the date of grant  (August  4,  2008) and  vesting in equal parts on each of August 4, 2009, 2010 and 2011;

     (iii) an annual bonus based  primarily on  profitability  goals approved by the Company's Board of Directors; and

     (iv) participation in all of the Company's employee benefit programs.

     A press release  announcing the hiring of Mr. Gillam is attached  hereto as
Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

     (c)  EXHIBITS. The following exhibits are filed herewith:

     99.1 Press Release dated August 5, 2008.

SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

 Date:  August 5, 2008                 ELECSYS CORPORATION

                                       By:  /s/ Todd A. Daniels
                                          --------------------------------------
                                            Todd A. Daniels
                                            Vice President and Chief Financial
                                            Officer

                                  EXHIBIT INDEX

Exhibit Number          Description

     99.1               Press release dated August 5, 2008